EXHIBIT 10.54
MEMORANDUM OF AGREEMENT
The attached Amendment No. 2 to the Amended & Restated Brokerage Business Quota Share Reinsurance Agreement has been submitted for regulatory approval. The participating companies below have agreed to the attached Amendment No. 2 pending regulatory approval.

/s/ Francis M. Colalucci	9/18/2007

Tower Insurance Company of New York	Date

/s/ Francis M. Colalucci	9/18/2007

Tower National Insurance Company	Date

/s/ Joseph P. Beitz	9/7/2007

CastlePoint Reinsurance Company	Date

Amendment No.2
To
Amended and Restated
Brokerage Business Quota Share Reinsurance Agreement Effective April 1, 2006
(Hereinafter referred to as the “Original Agreement”)
Between
TOWER INSURANCE COMPANY OF NEW YORK
(Hereinafter referred to as the “Company”)
And
CASTLEPOINT REINSURANCE COMPANY, LTD.
(Hereinafter referred to as the “Reinsurer”)
WHEREAS, the Reinsurer and the Company are parties to the Original Agreement;
NOW THEREFORE, the parties hereby agree to amend the Original Agreement as amended by Amendment No. 1 as follows:
1. Effective July 1, 2006, Article VI, Reinsurance Coverage, paragraph A (as amended by Amendment No. 1) is as follows:
The Company shall automatically and obligatorily cede to the Reinsurer, and the Reinsurer shall be obligated to accept as assumed reinsurance, a 40% quota share portion of the Net Liabilities with respect to new and renewal business, subject to adjustment as set forth below. The Company may, in its sole discretion, change the quota share participation of the Reinsurer, from time to time, as of any six month anniversary date of the effective date of this Agreement upon not less than thirty (30) days prior written notice to the Reinsurer, unless such notice is waived by the Reinsurer, and provided, however, that the Company and the Reinsurer may agree to change the Reinsurer’s quota share participation as of any calendar quarter, with all such changes being affixed to the Agreement; provided further, however, that the quota share participation of the Reinsurer shall at all times during the term of this Agreement be a minimum of 25% and a maximum of 50%. Notwithstanding the foregoing, if the Company writes business of the type that it has historically not written or writes more than 25% of its gross written premiums outside the state of New York in any 12 month period ending on the anniversary date of this Agreement, then the Reinsurer has the right to refuse to reinsure such business that the Company has not historically written and such excess business written outside the State of New York.
Furthermore, for the period beginning April 1, 2007, the Reinsurer shall reimburse the Company for 30% of the amount of property catastrophe premiums paid by the Company under its Property Catastrophe Program and shall assume 30% of any net retained catastrophe losses and receive 30% of any reinsurance recovery under said Program. In the event of a loss occurrence affecting the Company’s Property Catastrophe Program, this quota share Agreement (excluding the 30% sharing of catastrophe retention provision) and any other inuring reinsurance coverages will apply before a recovery is made from the Property Catastrophe Program and the 30% sharing of net retention and recovery is effected. Reinsurer may fulfill its obligations to assume such property catastrophe premiums and losses directly or indirectly.
For the period April 1, 2007, to June 30, 2007, the Company’s Property Catastrophe Program has a Deposit Premium of $5,153,750, a $15,000,000 retention and a $185,000,000 limit.
For the period July 1, 2007, to June 30, 2008, the Company’s Property Catastrophe Program has a Deposit Premium of $23,875,000, a $50,000,000 retention and a $400,000,000 limit.
2. Effective January 1, 2007, the quota share cession referenced to under Article VI, Reinsurance Coverage, paragraph A, is 49% with respect to new and renewal business.
3 Effective January 1, 2007, paragraph 1.C of Amendment No. 1 is deleted.
4. Effective April 1, 2007, Company is defined as follows:
TOWER INSURANCE COMPANY OF NEW YORK
TOWER NATIONAL INSURANCE COMPANY
All other terms and conditions will remain unchanged.
IN WITNESS WHEREOF, the Company and the Reinsurer have caused this Agreement to be executed.
TOWER INSURANCE COMPANY OF NEW YORK
TOWER NATIONAL INSURANCE COMPANY

By:

Name:

Title:

Date:

CASTLEPOINT REINSURANCE COMPANY, LTD.

By:

Name:

Title:

Date:

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